EXHIBIT 10.1

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $125,000.00 Purchase Price: $100,000.00	Issue Date: July 8, 2019
PROMISSORY NOTE
FOR VALUE RECEIVED, ASCENT SOLAR TECHNOLOGIES, INC., a Delaware corporation (hereinafter called “Borrower”), hereby promises to pay to BAYBRIDGE CAPITAL FUND, LP, a Delaware limited partnership, or its assigns (the “Holder” and together with the Borrower, the “Parties”) or order, without demand, the sum of One Hundred Twenty Five Thousand Dollars ($125,000) (“Principal Amount”), and to pay interest on the unpaid principal balance hereof at the rate of twelve percent (12%) (the “Interest Rate”) per annum, accruing thereon from the date of receipt by the Borrower attached hereto as Annex I and maturing on January 8, 2020 (the “Maturity Date”) together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder, all as set forth below in this Promissory Note (this “Note”), if not sooner paid. All payments due hereunder shall be made in lawful money of the United States of America and such payments shall be applied to amounts owing under the Note by Holder, in its sole discretion.
This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.
The following terms shall apply to this Note:

ARTICLE I
GENERAL PROVISIONS
1.1     Payment Grace Period. The Borrower shall have a five (5) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of eighteen percent (18%) per annum shall apply from the due date thereof until the same is paid (“Default Interest”).

1.2    Original Issue Discount. The Borrower acknowledges that the Principal Amount of this Note exceeds the Purchase Price (as set forth above) for this Note and that such excess is an original issue discount and shall be fully earned and charged to the Borrower upon the execution of this Note, and shall be paid to the Holder as part of the outstanding principal balance as set forth in this Note.

1.3    Application of Payments. The Borrower acknowledges that the payments made in connection with this Note shall be applied first to collection expenses (including all attorneys’ fees and expenses), if any, thereafter to amounts due hereunder other than principal and interest, thereafter to Interest and finally to Principal Amount all in the Holder’s sole discretion.

1.4    Change of Control. In the event of (i) any transaction or series of related transactions (including any reorganization, merger or consolidation) by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Borrower, by contract or otherwise) that results in the transfer of 33% or more of the outstanding voting power of the Borrower, (ii) the Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with the Borrower and, after giving effect to such transaction, the stockholders of the Borrower immediately prior to such transaction own less than 66% of the aggregate voting power of the Borrower or the successor entity of such transaction, or (iii) a sale of all or substantially all of the assets of the Borrower to another person or entity, this Note shall be automatically due and payable in full, immediately. The Borrower will give the Holder not less than twenty (20) business days prior written notice of the occurrence of any events referred to in this Section 1.4.

1.5    Miscellaneous. The Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.  Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

  2.         Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants to the Holder that:

         (a)           The Borrower’s Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”);

(b)           The Borrower is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports);

(c)    Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business.  None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted;

(d)         Litigation.  There is no claim, legal action, suit, arbitration, investigation or other proceeding pending, or to the knowledge of the Borrower, threatened against or relating to the Borrower or its assets.  Neither the Borrower nor any of its assets are subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Authority. There is currently no investigation or review by any Governmental Authority with respect to the Borrower pending or, to the knowledge of the Borrower, threatened, nor has any Governmental Authority notified the Borrower of its intention to conduct the same;

(e)         SEC Matters.  To the knowledge of the Borrower, neither the Borrower, nor any current or past officer or director of the Borrower has ever been sanctioned, disciplined, fined, and/or imprisoned for any violations of any securities laws of the United States or any other jurisdiction.

ARTICLE IV
CERTAIN COVENANTS

3.1    Exchange Listing, Existence.  The Borrower shall make such filings, registrations or qualifications and take all other necessary action and will use its best efforts to obtain such consents, approvals and authorizations, if any, and satisfy all conditions that such Exchange may impose on the listing of the Common Stock and shall use its best efforts to obtain such listing on an and maintain such listing continuously thereafter for so long as all or any of the principal amount of the Notes remains outstanding. The Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

3.2    No Integration.  Neither the Borrower nor any of its affiliates (as defined in Rule 501(b) of Regulation D of the Securities Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Note in a manner that would require registration of the Note under the Securities Act.

3.3    Shell Company Status.  The Borrower is not now, and has not, prior to the date of this Note, been a “shell company” as such term is defined in Rule 12b-2 of the Exchange Act.

3.4    Public Information.  The Borrower shall make such filings, registrations or qualifications and take all other necessary action and will use its best efforts to satisfy all conditions to be in compliance and satisfy the current public information requirement under Rule 144(c), more specifically with Rule 144(c)(1), and otherwise without restriction or limitation pursuant to Rule 144, and shall use its best efforts to obtain such listing on an and maintain such listing continuously thereafter for so long as all or any of the principal amount of the Notes remains outstanding.

3.5    DTCC Eligibility. The Borrower shall make such filings, registrations or qualifications and take all other necessary action to remain DTCC-eligible and not have its eligibility revoked or “chilled” by the Depository Trust Company (“DTC”) or any similar program hereafter adopted performing substantially the same function.

3.6    Legal Action Notice.  The Borrower shall promptly report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to

Borrower or any of its Subsidiaries of, individually or in the aggregate, Fifty Thousand Dollars ($50,000) or more.

3.7    Other Financial Information.  The Borrower shall deliver budgets, sales projections, operating plans and other financial information reasonably requested by the Holder.

3.8    Change in Nature of Business.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not make, or permit any of its Subsidiaries to make, any material change in the nature of its business as described in the Borrower’s most recent annual report filed on Form 10-K with the SEC. The Borrower shall not modify its corporate structure or purpose.

ARTICLE IV
EVENT OF DEFAULT
The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:
4.1     Failure to Pay Principal. The Borrower fails to pay any principal, interest, or other sum due under this Note whether on demand, at maturity, upon acceleration, Change of Control or otherwise;
4.2     Breach of Covenant. The Borrower or any Subsidiary of Borrower breaches any material covenant or other material term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to the Borrower or any such Subsidiary of Borrower from the Holder.
4.3     Breach of Representations and Warranties. Any material representation or warranty of the Borrower or any Subsidiary of Borrower made herein, in any statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made and as of the Issue Date.
4.4    Liquidation. Any dissolution, liquidation or winding up of Borrower or any operating Subsidiary of Borrower or any substantial portion of its business.
4.5     Cessation of Operations. Any cessation of operations by Borrower or any operating Subsidiary of Borrower for a period of 30 consecutive days.
4.6     Maintenance of Assets. The failure by Borrower or any Subsidiary of Borrower to protect, defend and maintain validity and enforceability of any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).
4.7     Receiver or Trustee. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.
4.8    Judgments.   Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than Fifty Thousand Dollars $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

4.9    Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by the Borrower or any Subsidiary of Borrower or any such proceeding shall be instituted against the Borrower or any Subsidiary of Borrower, which proceedings are not, within sixty (60) days after institution thereof, discharged or stayed pending appeal.
4.10    Delisting. An event resulting in the Borrower’s Common Stock no longer being quoted on the Over-The-Counter Bulletin Board (the “OTCBB”); failure to comply with the requirements for continued quotation on the OTCBB for a period of five (5) consecutive trading days; or notification from the OTCBB that the Borrower is not in compliance with the conditions for such continued quotation and such non-compliance continues for five (5) days following such notification. If the Borrower’s Common Stock is quoted by OTC Markets, Inc. f/k/a “Pink Sheets,” then any event or failure of the Borrower’s Common Stock to be listed as “Pink Current Information” for trading or quotation for five (5) or more consecutive days.
4.11     DTC Eligible. An event resulting in the Borrower’s Common Stock no longer being eligible to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC system; failure to comply with the requirements for continued DTC eligibility for a period of seven (7) consecutive trading days; or notification from DTC that the Borrower is not in compliance with the conditions for such continued DTC eligibility and such non-compliance continues for seven (7) days following such notification
4.12    Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension with respect to the Borrower’s Common Stock that lasts for seven (7) or more consecutive trading days.
4.13    Failure to Deliver Replacement Note. Borrower’s failures to timely deliver, if required, a replacement Note.
4.14    Financial Statement Restatement. A restatement of any financial statements filed by the Borrower with the Securities and Exchange Commission for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.
4.15    Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without five (5) business days prior written notice to the Holder.

4.16    Misrepresentations. Borrower or any representative acting for Borrower makes any representation, warranty, or other statement now or later in this Note or in any writing delivered to the Holder or to induce the Holder to enter this Note, and such representation, warranty, or other statement is incorrect or contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in any material respect in light of the circumstances under which they were made.

4.17    Other Note Default. A default by the Borrower or the occurrence of an Event of Default under any Other Note issued by the Borrower.

4.18    Failure to Timely File Borrower’s Financial Reports. The Borrower fails to timely file all reporting required under the Securities Exchange Act of 1934, as amended, filed with the Securities and Exchange Commission or if, the Borrower’s Common Stock is quoted by OTC Markets, Inc. f/k/a “Pink Sheets” then, the Borrower’s failure to timely file all reports required to be filed by it with OTC Markets, Inc. f/k/a “Pink Sheets” whereby the Borrower either (i) fails to be reported as “Pink Current Information” designated company, or (ii) is reported as “No Inside.”

4.19      Default Under The Note.   An Event of Default has occurred and is continuing under this Note, then, upon the occurrence and during the continuation of any Event of Default specified in Section 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, or 4.18, at the option of the Holder exercisable through the delivery of written notice to the Borrower by such Holder (the “Default Notice”), and upon the occurrence of an Event of Default specified in Section 4.9, the Notes shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any other amounts owed to the Holder pursuant to this Note (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, any and all legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

ARTICLE V
MISCELLANEOUS
5.1     Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver, election, or acquiescence thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available provided for by law, or in equity.
5.2     Demand Waiver. Borrower hereby waives:(i) demand, notice of default, delinquency or dishonor, notice of payment and nonpayment, notice of any default, notice of acceleration, nonpayment at maturity, notice of costs, expenses and losses and interest thereon, notice of late charges; (ii) all defenses and pleas on the grounds of any release, compromise, settlement, extension, or extensions of the time of payment or any due date under this Note, in whole or in part, whether before or after maturity and with or without notice; and (iii) diligence in taking any action to collect any sums owing under this Note or in proceeding against any the rights and interests in and to properties securing payment of this Note such as, but not limited to, the renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Holder on which Borrower is liable.
5.3    Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, electronic mail (email), or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:
(i) if to Borrower, to:

Ascent Solar Technologies, Inc.
12300 N. Grant Street
Thornton, CO 80241
Attn: Victor Lee, CEO
With a copy to:
James H. Carroll, Esq.
Carroll Legal LLC
233 McKinley Lane
Louisville, CO 80027
(ii) if to the Holder, to:
BayBridge Capital Fund, LP
Attn: Investment Manager
Fax:
5.4    Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented in writing, then as so amended or supplemented.
5.5    Assignability. The Holder, without consent from or notice to anyone, may at any time assign the Holder’s rights in this Note, the Borrower’s obligations under this Note, or any part thereof. This Note shall be binding upon the Borrower and their respective legal representatives, heirs and its successors, and shall inure to the benefit of the Holder and its successors, assigns, heirs, administrators and transferees. The Borrower may not assign its obligations under this Note.
5.6    Cost of Collection. Borrower shall pay to the Holder, on demand and if demanded, prior to any conclusion of any action related hereto, the amount of any and all expenses, including, without limitation, attorneys’ fees, appellate attorney’s fees, legal costs and expenses, as well as collection agency fees and costs, any of which the Holder, whether or not the Holder agrees to dismiss an action upon payment of sums allegedly due, obtains substantially the relief sought or may incur in connection with (a) enforcement or collection of this Note following an Event of Default; (b) exercise or enforcement of any the rights, remedies or powers of the Holder hereunder or with respect to any or all of the obligations under this Note upon breach or threatened breach; or (c) failure by Borrower to perform and observe any agreements of Borrower contained herein.
5.7    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Note must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs at both the trial and appellate level. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note in any other jurisdiction. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

5.8     Waiver of Jury Trial.TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND THE HOLDER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OR BETWEEN ANY PARTY HERETO, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE BORROWER AGREES AND CONSENTS TO THE GRANTING TO HOLDER OF RELIEF FROM ANY STAY ORDER WHICH MIGHT BE ENTERED BY ANY COURT AGAINST HOLDER AND TO ASSIST HOLDER IN OBTAINING SUCH RELIEF.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS NOTE.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL. THE BORROWER’S REASONABLE RELIANCE UPON SUCH INDUCEMENT IS HEREBY ACKNOWLEDGED.

5.9          Certain Amounts.   Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty. To the extent it may lawfully do so, the Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note.

5.10    Usury Savings Clause.   Borrower and Holder intend to contract in compliance with all state and federal usury laws governing the loan evidenced by this Note. Holder and Borrower agree that none of the terms of this Note shall be construed to require payment of interest at a rate in excess of the maximum interest rate allowed by any applicable state, federal or foreign usury laws. If Holder receives sums which constitute interest that would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted by any applicable law, then all such sums constituting interest in excess of the maximum lawful rate shall at Holder’s option either be credited to the payment of principal or returned to Borrower.

Notwithstanding any provision in this Note to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law.  In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding.  It is the intention of the parties that the Borrower does not intend or expect to pay, nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

5.11    Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower, the manner of handling such excess to be at the Holder’s election.

5.12    Further Assurances.  At any time or from time to time after the date hereof, the Parties agree to cooperate with each other and, at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

5.13      Remedies.   The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

5.14    No Impairment. The Borrower will not, by amendment of its Articles of Incorporation or By-Laws or other organizational document, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Note against impairment or dilution.

5.15    Substitute Notes. Upon (i) receipt by the Borrower of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation hereof, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Borrower in customary form, or (ii) the request of the Holder of this Note upon surrender hereof, the Borrower shall execute and deliver in lieu hereof, a new Note or Notes, payable to the order of the Holder or such persons as the Holder may request and in a principal amount equal to the unpaid principal amount hereof, which shall be dated and bear interest from the date to which interest has theretofore been paid hereon. Each such Note shall in all other respects be in the same form and be treated the same as this Note and all references herein to this Note shall apply to each such Note. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Borrower, for a new Note or Notes representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

5.16    Absolute Obligation.  No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, accrued interest, Default Amounts, or damages as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct, unconditional and secured debt obligation of the Borrower.

5.17    Relationship.  The relationship of the parties to this Note is determined solely by the provisions of this Note. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

5.18    Entire Agreement.  This Note and any instruments and agreements to be executed pursuant to this Note, sets forth the entire agreement and understanding of the Parties with respect to its subject matter of this Note and supersedes, merges and replaces all prior and contemporaneous understandings, discussions and negotiations, oral or written, regarding the same subject matter which shall remain in full force and effect and may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous discussions between the parties relating to the subject matter thereof.

5.19    Counterparts.  This Note may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when this Note has been signed by the Borrower and delivered to any other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, by email in “portable document format” (“.pdf”), electronic signature or other similar electronic means intended to preserve the original graphic and pictorial appearance of this Note, such signature shall have the same effect as physical delivery of the paper document bearing original signature and create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

5.20    Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

5.21    Headings. The headings in this Note are for convenience of reference only and shall not affect the interpretation of this Note.

[ Signatures on Following Pages ]

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be signed in its name by an authorized officer as of the first date written above.

ASCENT SOLAR TECHNOLOGIES, INC.

By:  /s/ Victor Lee

Name: Victor Lee
Title: Chief Executive Officer

ANNEX I

WIRE LEDGER

Date	Wire Amount
7/8/2019	$100,000